Exhibit 21.1

List of Subsidiaries

Name                                                 Jurisdiction            of  Percentage
                                                     Incorporation               Ownership

Deli Solar Holding Ltd. ("Deli Solar (BVI)")         British Virgin Islands      100%

Bazhou Deli Solar Heating                            China                       100% (by Deli
Energy Co. Ltd,                                                                  Solar (BVI))
("Deli Solar(PRC)")

Beijing Ailiyang Solar Energy Technology Co., Ltd.   China                       100% (by
                                                                                 Deli Solar
                                                                                 (PRC))